Exhibit 99.1

JOINT PRESS RELEASE

INDEPENDENT BANK CORP. AND ISLAND BANCORP, INC.
SIGN MERGER AGREEMENT FOR
ROCKLAND TRUST COMPANY TO ACQUIRE THE EDGARTOWN NATIONAL BANK

SECOND QUARTER 2017 DEAL CLOSING EXPECTED
INDEPENDENT ANTICIPATES TRANSACTION WILL BE ACCRETIVE TO 2018 EARNINGS

Rockland, Massachusetts and Edgartown, Massachusetts (October 20, 2016). Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, and Island Bancorp, Inc., parent of The Edgartown National Bank, have signed a definitive merger agreement for Independent to acquire Island Bancorp and Rockland Trust to acquire Edgartown National. The parties anticipate that the consummation of the transaction will occur in the second quarter of 2017.

Edgartown National was chartered in 1905 and has continuously served the people and communities of Martha’s Vineyard since its inception. Edgartown National currently has four bank branches in the Martha’s Vineyard communities of Edgartown, where it has two locations, Oak Bluffs, and Vineyard Haven, all in Dukes County Massachusetts. Edgartown National currently has approximately $171 million in deposits and approximately $153 million in loans. Rockland Trust intends to operate all Edgartown National bank branches when the transaction closes.

“Rockland Trust already has many customer relationships with close ties to Martha’s Vineyard, so we welcome the opportunity to expand our Martha’s Vineyard physical presence by joining Edgartown National with Rockland Trust,” said Christopher Oddleifson, the President and Chief Executive Officer of Independent and Rockland Trust. “It is a natural expansion and strengthening of our Cape Cod franchise. Edgartown National and Rockland Trust share the same values, and are committed to the communities they serve and the families that live in them. We look forward to welcoming Edgartown National colleagues and customers to Rockland Trust.”

“We are extremely pleased to join Rockland Trust, a growing bank with a terrific brand,” said Fielding Moore, the Chief Executive Officer of Edgartown National. “Our customers will enjoy the greater range of products, services, and convenience that Rockland Trust offers while still being served by the same Edgartown National customer service staff they know and trust.”

Under the merger agreement each share of Island Bancorp stock will be exchanged for either 9.525 shares of Independent common stock or $500 in cash, subject to customary pro-ration procedures which will result in an aggregate stock/cash consideration mix of 80% stock/20% cash. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes and to provide a tax-free exchange for Island Bancorp shareholders who receive Independent common stock as consideration.

Independent anticipates issuing approximately 369,311 shares of its common stock in the merger. Based upon Independent's $53.25 per share closing price on October 19, 2016 the transaction is valued at approximately $24.5 million and the aggregate consideration represents 151.8% of Island Bancorp’s tangible book value as of September 30, 2016.

Independent anticipates that the acquisition will be approximately three to four cents (i.e., $0.03 to $0.04) accretive to its 2018 earnings. Independent estimates that the transaction will generate an internal rate of return of about 20% and expects the transaction will be neutral to tangible book value per share. One-time expenses attributable to the merger are expected to be approximately $2.4 million after tax, in the aggregate, incurred in 2016 and 2017.

The boards of directors of each company have unanimously approved the transaction. The transaction is subject to certain conditions, including the receipt of required regulatory approvals, approval by Island Bancorp shareholders, and other standard conditions. Independent shareholders do not need to approve the merger. Island Bancorp directors who currently own, in the aggregate, about 33% of Island Bancorp’s outstanding shares have signed voting agreements pursuant to which they have agreed to vote their shares in favor of the merger.

Independent used Day Pitney LLP as its legal counsel and received a fairness opinion from Sandler O’Neill + Partners. Island Bancorp was advised by FIG Partners, LLC and used Cranmore, FitzGerald & Meaney as its legal counsel.

Contacts
Independent	Island Bancorp, Inc.
Investor:
Robert D. Cozzone, Chief Financial Officer	Fielding Moore, President and CEO
Independent Bank Corp.	Island Bancorp, Inc.
(781) 982-6723	(508) 627-1100
Robert.Cozzone@rocklandtrust.com	FMoore@YourIslandBank.com

Media:
Ellen Molle, Public Relations Marketing Manager
Rockland Trust Company
(781) 982-6537
Ellen.Molle@rocklandtrust.com

About Independent Bank Corp.
Independent Bank Corp., which has Rockland Trust Company as its wholly-owned commercial bank subsidiary, has $7.5 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank “Where Each Relationship Matters®”, visit www.RocklandTrust.com.

About Island Bancorp, Inc.
Island Bancorp, Inc., which has Edgartown National Bank as its wholly-owned commercial bank subsidiary, has $194 million in assets. Edgartown National offers commercial and retail banking products and services, and business and consumer loans through its four (4) office network on the island of Martha’s Vineyard. For additional information regarding Edgartown National, visit www.YourIslandBank.com.
Additional Information and Where to Find It
In connection with the proposed merger, Independent Bank Corp. intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-4 containing a proxy statement of Island Bancorp, Inc. and a prospectus of Independent Bank Corp. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Investors and security holders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information. Investors and security holders may obtain a free copy of the registration statement (when available), including the proxy statement/prospectus and other documents filed by Independent Bank Corp. with the Commission at the Commission’s web site at www.sec.gov. These documents may be accessed and downloaded, free of charge, at Independent Bank Corp.’s web site at www.RocklandTrust.com under the tab “Investor Relations” and then under the heading “SEC Filings” or by directing a request to Investor Relations, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370, telephone (781) 982-6737.

Participants in the Solicitation
This communication is not a solicitation of a proxy from any security holder of Island Bancorp, Inc. However, Independent Bank Corp., Island Bancorp, Inc., their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from shareholders of Island Bancorp, Inc. in respect of the proposed transaction. Information regarding the directors and executive officers of Independent Bank Corp. may be found in its definitive proxy statement relating to its 2016 Annual Meeting of Shareholders, which was filed with the Commission on March 30, 2016 and its Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the Commission on February 25, 2016, each of which can be obtained free of charge from Independent Bank Corp.’s website. Information regarding the directors and executive officers of Island Bancorp, Inc., the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the Commission when they become available.

Forward Looking Statements
This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Independent Bank Corp. (the “Company”). These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, but are not limited to:

•	a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;

•	adverse changes in the local real estate market;

•	acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;

•	changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;

•	higher than expected tax rates and any changes in and any failure by the Company to comply with tax laws generally and requirements of the federal New Markets Tax Credit program;

•	unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;

•	adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio;

•	unexpected increased competition in the Company’s market area;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	a deterioration in the conditions of the securities markets;

•	our inability to adapt to changes in information technology;

•	electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;

•	adverse changes in consumer spending and savings habits;

•	our inability to realize expected revenue synergies or cost savings from the acquisitions of New England Bancorp and Island Bancorp in the amounts or in the timeframe anticipated;

•	our inability to retain customers and key employees of Bank of Cape Cod and Edgartown National Bank;

•	our inability to successfully integrate Bank of Cape Cod and Edgartown National Bank or that such integration will be more difficult, time-consuming or costly than expected;

•	our inability to obtain regulatory approval of the merger in the time-frame expected;

•	the effect of new laws and regulations regarding the financial services industry;

•	changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;

•
changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; and,

•	other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.